UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a–101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Consent Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PUMA BIOTECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

FREDRIC N. ESHELMAN, PHARM.D.

JAMES M. DALY

SETH A. RUDNICK, M.D.

KENNETH B. LEE, JR.

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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PRELIMINARY CONSENT STATEMENT, DATED OCTOBER 28, 2015—SUBJECT TO COMPLETION

CONSENT STATEMENT

OF

FREDRIC N. ESHELMAN, PHARM.D.

WITH RESPECT TO

PUMA BIOTECHNOLOGY, INC.

This consent statement (this “Consent Statement”) and the enclosed WHITE consent card are being furnished by Dr. Fredric N. Eshelman, Pharm.D. (“Dr. Eshelman”), in connection with the solicitation of written consents (the “Consent Solicitation”) from the holders of shares of common stock, par value $0.0001 per share (the “Common Stock”), of Puma Biotechnology, Inc., a Delaware corporation (“Puma” or the “Company”).

Stockholder action by written consent is a process authorized by the General Corporation Law of the State of Delaware (the “DGCL”) that allows a Delaware corporation’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at a meeting of stockholders.

This Consent Statement is dated                     , 2015 and is first being provided to holders of Common Stock, along with the enclosed WHITE consent card, on or about                     , 2015.

Dr. Eshelman is soliciting written consents from holders of Common Stock to take the following actions (each, a “Proposal” and collectively, the “Proposals”) by written consent and without a meeting of the Company’s stockholders.

Proposal 1.	Repeal any provision of the Bylaws of the Company (the “Bylaws”) in effect at the time this Proposal becomes effective that was not included in the Bylaws as filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 14, 2007 (“Proposal 1”).

Proposal 2.	Remove, without cause, any person or persons, other than those elected pursuant to this Consent Solicitation, elected, appointed or designated by the board of directors of Puma Biotechnology, Inc. (the “Board”) (or any committee thereof) to fill any vacancy or newly created directorship on or after , 2015 and prior to the time that any of the actions proposed to be taken by this Consent Solicitation become effective (“Proposal 2”).

Proposal 3.	Increase the size of the Board from five (5) to nine (9) directors (“Proposal 3”).

Proposal 4.	Elect Fredric N. Eshelman, James M. Daly, Seth A. Rudnick, and Kenneth B. Lee, Jr. (each, a “Nominee” and collectively, the “Nominees”) to the Board to serve as directors of the Company until the next annual meeting of stockholders of the Company and until their successors are duly elected and qualified (“Proposal 4”).

Detailed information concerning the Proposals is set forth under the caption “The Proposals.”

The Proposals will be effective without further action when Dr. Eshelman delivers to the Company written consents from the holders of a majority of the outstanding shares of Common Stock in accordance with

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Section 228 of the DGCL. The Proposals will not be effective unless the delivery of written consents complies with Section 228 of the DGCL. In order for the Proposals to be adopted, the Company must receive the requisite number of unrevoked written consents signed and dated by the holders of a majority of the outstanding shares of Common Stock as of the close of business on                     , 2015 (the “Record Date”), within 60 calendar days of the date of the earliest dated written consent delivered to the Company. For additional information regarding this Consent Solicitation, see the information set forth under the caption “Consent Procedures.”

Dr. Eshelman recommends that stockholders promptly consent to all of the Proposals.

Dr. Eshelman is the beneficial owner of 239,000 shares of Common Stock, representing approximately 1% of the issued and outstanding shares of Common Stock as of the date of the filing. Dr. Eshelman intends to deliver written consents in favor of the adoption of each of the Proposals with respect to all such shares of Common Stock.

Dr. Eshelman and the Nominees (each, a “Participant” and collectively, the “Participants”) are participants in this Consent Solicitation. Additional information concerning the Nominees is set forth under the caption “The Proposals—Proposal 4: Election of the Nominees” starting on page 7 and additional information concerning the Participants is set forth in the section titled “Information on the Participants” starting on page 4 and Annex A of this Consent Statement.

THIS CONSENT SOLICITATION IS BEING MADE BY DR. ESHELMAN AND NOT BY OR ON BEHALF OF THE COMPANY OR THE BOARD. DR. ESHELMAN IS REQUESTING STOCKHOLDERS TO ACT BY WRITTEN CONSENT WITH RESPECT TO THE PROPOSALS ON THE ENCLOSED WHITE CONSENT CARD.

IF YOU TAKE NO ACTION, IT IS EFFECTIVELY A VOTE AGAINST THE PROPOSALS. Abstentions, failures to sign, date and return WHITE consent cards, and broker-non votes, if any, will all have the same effect as withholding consent. Please sign, date and return the enclosed WHITE consent card in the postage-paid envelope provided.

DR. ESHELMAN RECOMMENDS THAT STOCKHOLDERS

PROMPTLY CONSENT TO ALL OF THE PROPOSALS.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT CARD

IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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IMPORTANT INFORMATION REGARDING THIS CONSENT SOLICITATION

Your prompt action is important. Dr. Eshelman urges you to sign, date and return the enclosed WHITE consent card in the postage-paid envelope provided. Your consent is important. Please send in your WHITE consent card today. You must sign and date the WHITE consent card in order for it to be valid.

If your shares of Common Stock are held in “street-name,” deliver the enclosed consent instruction form to your broker, dealer, bank, trust company or other nominee or contact the person responsible for your account to consent on your behalf and to ensure that a WHITE consent card is submitted on your behalf. If your broker, dealer, bank, trust company or other nominee or contact person responsible for your account provides for consent instructions to be delivered to them by Internet or telephone, instructions will be included on the enclosed consent instruction form.

If you have any questions regarding your WHITE consent card or need assistance in executing your consent, please contact Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, telephone (877) 869-0171.

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QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are questions that you, as a stockholder of the Company, may have about this Consent Solicitation and the answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. Dr. Eshelman urges you to read this entire Consent Statement carefully before deciding on whether to deliver your written consent.

Q:	Who is making the solicitation?

A: The solicitation is being made by Dr. Eshelman.

For additional information on Dr. Eshelman and the other Participants, please see the section titled “Information on the Participants” starting on page 4, and Annex A, of this Consent Statement.

Q:	What is Dr. Eshelman requesting stockholders to consent to?

A: Dr. Eshelman is requesting stockholders to consent to the following proposals:

Proposal 1 seeks to repeal any amendment to the Bylaws made by the Board, such that the current Board will not be able to, through changes to the Bylaws, prevent or impair the stockholders’ ability to add the Nominees to the Board pursuant to this Consent Statement or otherwise limit the ability of the Nominees (if elected) to take actions they believe to be in the best interests of the Company and its stockholders.

Proposal 2 seeks to remove, without cause any person or persons, other than those elected by this Consent Solicitation, elected, appointed or designated by the Board (or any committee thereof) to fill any vacancy or newly created directorship on or after                     , 2015 and prior to the time that any of the actions proposed to be taken by this Consent Solicitation become effective.

Proposal 3 seeks to increase the size of the Board from five (5) to nine (9) directors.

Proposal 4 seeks to elect each of the Nominees to the Board.

For detailed information on the Proposals, including regarding each of the Nominees, see the section captioned “The Proposals.”

I recommend that stockholders promptly consent to all of the Proposals.

Q:	Who are the Nominees?

A: The Nominees, Fredric N. Eshelman, Pharm.D., James M. Daly, Seth A. Rudnick, M.D., and Kenneth B. Lee, Jr., are each highly qualified individuals with experience serving on the boards of directors and/or as executives of public companies. Dr. Eshelman believes that each of the Nominees is independent of the Company under the listing standards of The New York Stock Exchange (“NYSE”) and is not currently affiliated with the Company or any of its subsidiaries. The principal occupation and business experience of each Nominee is set forth under the caption “The Proposals—Proposal 4: Election of the Nominees.”

Q:	Who can give a written consent to the Proposals?

A: If you are a record owner of Common Stock (that is, you hold your shares of Common Stock in your name on the books and records of the Company) as of the close of business on                     , 2015, the Record Date for

this Consent Solicitation, you have the right to consent to the Proposals. If your shares of Common Stock are held in “street name” in the name of a broker, dealer, bank, trust company or other nominee, only it can execute a consent representing your shares of Common Stock and only on receipt of your specific instructions. If you are a stockholder of record as of the Record Date, you will retain your right to deliver a written consent in favor of the Proposals even if you sell your shares of Common Stock after the Record Date.

Q:	How many shares of Common Stock must be voted in favor of the Proposals to adopt them?

A: Dr. Eshelman must receive consents from holders of a majority (i.e., more than 50%) of the outstanding shares of Common Stock as of the Record Date as to each Proposal in order for each of the Proposals to be adopted. According to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2015, as of August 3, 2015, there were 32,310,605 shares of Common Stock outstanding. Dr. Eshelman is not aware of any subsequent issuances of Common Stock by the Company. Dr. Eshelman therefore believes that the affirmative vote of at least 16,155,303 shares is necessary to adopt each of the Proposals. Abstentions, failures to vote and broker non-votes will have the same effect as a “No” vote.

Q:	When is the deadline for submitting written consents?

A: Dr. Eshelman urges you to submit your written consent as soon as possible. In order for the Proposals to be adopted, the Company must receive unrevoked written consents signed and dated by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date, within 60 calendar days of the date of the earliest dated written consent delivered to the Company. Effectively, this means that you have until             , 2015 to consent to the Proposals.

Q:	What should I do to consent?

A: If you hold your shares of Common Stock in record name, sign, date and return the enclosed WHITE consent card in the postage-paid envelope provided. In order for your consent to be valid, your WHITE consent card must be signed and dated.

If your shares of Common Stock are held in the name of a broker, dealer, bank, trust company or other nominee, only it can execute a WHITE consent card with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to promptly mark, sign, date and return the enclosed WHITE consent card in favor of all of the Proposals. Dr. Eshelman urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Dr. Eshelman, care of Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, so that Dr. Eshelman will be aware of all instructions given and can attempt to ensure that those instructions are followed.

Additional information about submitting a WHITE consent card is set forth under the caption “Consent Procedures.”

Q:	What if I do not return my WHITE consent card?

A: If you are a record holder of Common Stock and do not sign, date and return a WHITE consent card, you will effectively be voting against the Proposals. If you hold your shares of Common Stock in “street name” and do not contact your broker, dealer, commercial bank, trust company or other nominee to ensure that a WHITE consent card is submitted on your behalf, you will effectively be voting against the Proposals.

Dr. Eshelman urges you to act promptly to ensure that your consent will count. Dr. Eshelman recommends that stockholders promptly consent to all of the Proposals.

Q:	What should I do if I decide to revoke my consent?

A: You may revoke a signed and dated WHITE consent card at any time before the authorized action becomes effective by signing, dating and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a signed and subsequently dated WHITE consent card will constitute a revocation of any earlier written consent. The revocation may be delivered to Dr. Eshelman, in care of Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, or such address as the Company may provide. Although a revocation is effective if delivered to the Company, Dr. Eshelman requests that you mail or deliver either the originals or copies of all revocations of consents to Okapi at the address above. This will allow Dr. Eshelman to be aware of all revocations and more accurately determine if and when consents to effect the Proposals have been received from the requisite holders of record as of the Record Date.

Q:	Whom should I contact if I have questions about the solicitation?

A: Please call Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, telephone (877) 869-0171.

IMPORTANT

Regardless of how many or few shares of Common Stock you own, your consent is very important. Please sign, date and return the enclosed WHITE consent card. DR. ESHELMAN RECOMMENDS THAT YOU PROMPTLY CONSENT TO ALL OF THE PROPOSALS.

Please return each WHITE consent card that you receive since each account must be consented separately.

INFORMATION ON THE PARTICIPANTS

This Consent Solicitation is being made by Dr. Eshelman. Dr. Eshelman’s principal business address is c/o Eshelman Ventures, LLC, 319 N. 3rd Street, Suite 301, Wilmington, NC 28401.

As of the date of this filing, Dr. Eshelman beneficially owns 239,000 shares of Common Stock, or approximately 1% of the outstanding shares of Common Stock. Other than Dr. Eshelman, no Nominee owns any securities of the Company.

Information on each Nominee is disclosed in the section titled “The Proposals – Proposal 4 – Election of the Nominees” starting on page 7 of this Consent Statement and additional information on the Participants is set forth in Annex A.

BACKGROUND AND REASONS FOR THE CONSENT SOLICITATION

Between May 18, 2015 and October 28, 2015, Dr. Eshelman purchased a total of 150,000 shares and options to purchase 89,000 shares of the Company’s Common Stock. As a result of these transactions, Dr. Eshelman beneficially owns approximately 1% of the outstanding shares of the Company’s Common Stock. For the past 35 years, Dr. Eshelman has worked in various public company and pharmaceutical industry roles, including as founder and Chairman of two public companies, Pharmaceutical Product Development, Inc. and Furiex Pharmaceuticals, Inc., and as founder of an investment company specializing in healthcare companies, Eshelman Ventures, LLC. Since making his initial investment, Dr. Eshelman has become increasingly concerned with the Company’s stock price performance and the Board’s oversight of management.

Under the Board’s oversight, the Company’s Common Stock has severely underperformed. For example, Puma’s stock price:

•	Declined approximately 60% during the six-month period ended October 27, 2015; and

•	Declined approximately 65% during the one-year period ended October 27, 2015. Over the same period, the NYSE Arca Biotechnology Index was up approximately 9%.

With growing concern, on July 16, 2015, Dr. Eshelman requested inspection of certain of the Company’s books and records, including board minutes, pursuant to Section 220 of the DGCL to enable Dr. Eshelman to analyze and value his ownership stake in the Company and to ascertain whether the Board members have breached their fiduciary duties in connection with the consideration of business combinations, asset sales, mergers or other strategic transactions. The Company has consistently refused to provide these materials.

Dr. Eshelman believes that the addition of Nominees to the Board will strengthen the board and improve oversight of management.

THE PROPOSALS

Dr. Eshelman is soliciting consents from Puma stockholders in favor of all of the following Proposals:

Proposal 1—Repeal Amendments to the Bylaws

Proposal 1 is a proposal to repeal any provision of the Bylaws in effect at the time Proposal 1 becomes effective that was not included in the Bylaws as filed by the Company with the SEC on September 14, 2007.

The following is the text of Proposal 1:

“RESOLVED, that any changes to the bylaws of Puma Biotechnology, Inc. as filed with the Securities and Exchange Commission on September 14, 2007 be and are hereby repealed.”

Dr. Eshelman believes that any change to the Bylaws adopted after September 14, 2007 could serve to prevent or impair the ability of the Company’s stockholders to elect the Nominees pursuant to this Consent Statement or otherwise limit the ability of the Nominees (if elected) to pursue the best interests of the Company and its stockholders. If the current Board does not effect any change to the Bylaws, Proposal 1 will have no effect. However, if the current Board effects any change to the Bylaws, which the current Board may be empowered to do without stockholder approval, Proposal 1, if adopted, will restore the Bylaws to their form as of September 14, 2007, without considering the nature of any changes the current Board may have effected. As a result, Proposal 1 could have the effect of repealing amendments to the Bylaws which one or more of the Company’s stockholders may consider to be beneficial to them or to the Company, including amendments that are adopted by the Company’s stockholders after September 14, 2007.

However, Proposal 1 will not preclude the Nominees (if elected), together with the current directors, from reconsidering any repealed amendments to the Bylaws following this Consent Solicitation. Dr. Eshelman is not currently aware of any specific provisions of the Bylaws that would be repealed by the adoption of Proposal 1.

DR. ESHELMAN URGES YOU TO CONSENT TO PROPOSAL 1.

Proposal 2— Removal of Directors

Proposal 2 is to remove, without cause, any person or persons, other than those elected by this Consent Solicitation, elected, appointed or designated by the Board (or any committee thereof) to fill any vacancy or newly created directorship on or after                     , 2015 and prior to the time that any of the actions proposed to be taken by this Consent Solicitation become effective.

The following is the text of Proposal 2:

“RESOLVED, that each person, if any, elected, appointed or designated by the board of directors of Puma Biotechnology, Inc. (or any committee thereof) on or after                     , 2015 and prior to the effectiveness of this resolution to become a member of the board of directors of Puma Biotechnology, Inc. (including at any future time or upon any event), be and hereby is removed as a member of the board of directors of Puma Biotechnology, Inc.”

Section 141(k) of the DGCL provides that any director or the entire board of directors of a Delaware corporation may be removed, with or without cause, by holders of a majority of the shares then entitled to vote at an election of directors, except in certain cases involving corporations with classified boards or cumulative voting for directors. Because the Board is not classified and the Company does not have cumulative voting for directors, the Company’s stockholders may remove members of the Board, without cause, pursuant to this Consent Solicitation in accordance with Section 141(k) of the DGCL and Section 5 of Article II of the Bylaws.

DR. ESHELMAN URGES YOU TO CONSENT TO PROPOSAL 2.

Proposal 3—Increase the size of the Board

Proposal 3 is to increase the size of the Board from five (5) to nine (9) directors.

The following is the text of Proposal 3:

“RESOLVED, that the board of directors of Puma Biotechnology, Inc. shall consist of nine (9) members.”

Proposal 4 is subject to, and conditioned on, the adoption of Proposal 3.

DR. ESHELMAN URGES YOU TO CONSENT TO PROPOSAL 3.

Proposal 4—Election of the Nominees

Proposal 4 is to elect the four (4) Nominees to the Board to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified. If Proposal 3 is approved, Dr. Eshelman has nominated four (4) individuals to fill the available seats on the Board.

The following is the text of Proposal 4:

“RESOLVED, that each of the following four (4) individuals is elected to serve as a director of Puma Biotechnology, Inc.: Fredric N. Eshelman, James M. Daly, Seth A. Rudnick, and Kenneth B. Lee, Jr.”

The Nominees have furnished the following information regarding their principal occupations and certain other matters. The ages of the Nominees are given as of                     , 2015.

Fredric N. Eshelman, Pharm.D., 67, has more than 35 years of strategic development, executive, operational and financial leadership experience in the pharmaceutical and healthcare industries. On August 28, 2015, Dr. Eshelman was appointed Non-Executive Chairman of The Medicines Company, a public company. In 2014, Dr. Eshelman founded Eshelman Ventures, LLC, an investment company focused on healthcare companies. Dr. Eshelman currently serves on the boards of the following private companies: AeroMD Inc.; Cellective Biotherapy, Inc.; Dignify Therapeutic, Inc.; Eyenovia, Inc.; G1 Therapeutics, Inc.; Innocrin Pharmaceuticals, Inc.; Medikidz USA, Inc.; Meryx, Inc. and Neoantigenics LLC, and sits on the advisory board of Auven Therapeutics. Dr. Eshelman was the founder of Pharmaceutical Product Development, Inc. (“PPD”) and founding chairman of Furiex Pharmaceuticals, Inc. (“Furiex”), both public companies. From 2009 to 2014, Dr. Eshelman served as Chairman of the Board of Furiex. From 2009 to 2011, he served as Executive Chairman of PPD. He also served as Chief Executive Officer of PPD from 1990 to 2009 and as Vice Chairman of its Board of Directors from 1993 to 2009. Among other experiences, qualifications, attributes and skills, Dr. Eshelman’s unique experience, in-depth knowledge and understanding of drug discovery and development, stature in the pharmaceutical and clinical research organization industries, and perspective on the Company’s business in particular supports his service as a director of the Company.

James M. Daly, 53, served as Executive Vice President and Chief Commercial Officer at Incyte Corporation, a biopharmaceutical company, from October 2012 until June 2015. Mr. Daly has served as one of Chimerix Inc’s directors since 2014. Prior to joining Incyte, Mr. Daly served as Senior Vice President of North America Commercial Operations and Global Marketing/Commercial Development at Amgen Inc., a global pharmaceutical company, where he was employed from January 2002 to December 2011. Prior to his employment with Amgen, Mr. Daly was Senior Vice President and General Manager of the Respiratory/Anti-infective business unit at GlaxoSmithKline, where he was employed from June 1985 to December 2001. Mr. Daly received a B.S. and an M.B.A. degree from the University of Buffalo, The State University of New York. Mr. Daly’s expertise and experience in the biopharmaceutical industry qualifies him to serve as a director of the Company.

Seth A. Rudnick, M.D., 66, currently serves on the boards of directors of the following privately held biotechnology companies: Envisia Therapeutics, LQ3 Therapeutics, Meryx Pharmaceuticals, for which he serves as Chairman, Liquidia Technologies, Inc., for which he serves as Chairman, and G1 Therapeutics, for which he serves as Executive Chairman. Dr. Rudnick also serves on the Boards of Square 1 and Pozen Inc., both public companies. Dr. Rudnick is a Clinical Adjunct Professor of Medicine at University of North Carolina, Chapel Hill. He was a venture partner and previously general partner at Canaan Partners, a venture capital firm, from 1998 until 2013. Formerly, Dr. Rudnick was the Chief Executive Officer and Chairman of CytoTherapeutics Inc., a company developing stem cell-based therapies. He helped found and served as the Head of Research and Development for Ortho Biotech, a division of Johnson & Johnson focusing on cancer and chronic illnesses from 1986 to 1991. Dr. Rudnick received an M.D. degree from the University of Virginia. He completed a residency at Washington University Barnes Hospital and a fellowship in medical oncology at Yale University. Dr. Rudnick holds a B.A. in history from University of Pennsylvania. Dr. Rudnick’s deep operational experience in the pharmaceutical and biotechnology industries, and significant experience in and insight into life sciences investments, qualifies him to serve as a director of the Company.

Kenneth B. Lee, Jr., 67, is a managing member of Hatteras BioCapital, LLC and the general partner of Hatteras BioCapital Fund, L.P., a venture capital fund focusing on life sciences companies. He most recently served as managing director of the firm’s Health Sciences Corporate Finance Group. Currently, Mr. Lee serves on the boards of directors of the following publicly held biotechnology companies: Biocryst Pharmaceuticals, Inc. and Pozen Inc., for which he serves as Lead Director, Chairman of the compensation committee and as a member of the audit committee. Mr. Lee also serves on the boards of directors of two private companies, Clinverse, Inc., and Clinipace Worldwide Inc., for which he serves as Chairman, and is a co-founder of the National Conference on Biotechnology Venture. Between 2002 and 2013, Mr. Lee served on the Boards of several public companies: Maxygen, Inc.; OSI Pharmaceuticals, Inc.; CV Therapeutics, Inc.; Abgenix, Inc. and Inspire Pharmaceuticals, Inc. Mr. Lee was formerly national director of the life science practice at Ernst and Young LLP, where he advised biotechnology and pharmaceutical companies throughout the world on a wide range of financial and strategic planning issues. Mr. Lee received a B.A from Lenoir-Rhyne College and an M.B.A. from the University of North Carolina at Chapel Hill. Mr. Lee’s experience advising biotechnology companies regarding financial and partnering strategies, his extensive background in finance and his experience serving on the Boards of biotech companies qualify him to serve as a director of the Company.

Dr. Eshelman believes that each of the Nominees is currently independent within the meaning of NYSE listing standards and is not currently affiliated with the Company or any of its subsidiaries. Based on the foregoing, Dr. Eshelman believes that if the Nominees are elected, a majority of the directors of the Board will remain independent within the meaning of the NYSE listing standards, and there will be a sufficient number of independent directors to serve on the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. If the Nominees are elected the composition of the Board’s committees will remain as determined by the Board.

Each of the Nominees has consented to being named as a nominee in this Consent Statement and to serve on the Board as a director of the Company if elected pursuant to this Consent Solicitation. Dr. Eshelman believes that, because the Board is not classified, any Nominee who is elected will be elected to serve until the next annual meeting of stockholders of the Company and until such Nominee’s successor is duly elected and qualified. Dr. Eshelman does not expect that any of the Nominees will be unable to stand for election to the Board or to serve as a director if elected. In the event that a vacancy in the slate of Nominees should occur unexpectedly, Dr. Eshelman may appoint a substitute candidate that he selects. If Dr. Eshelman decides to add nominees, whether because the Company expands the size of the Board subsequent to this Consent Statement or for any other reason, Dr. Eshelman will file an amended or supplemented Consent Statement identifying such nominees, disclosing whether such nominees have consented to being named in the amended or supplemented Consent Statement and providing the same disclosures with respect to such nominees as provided in this Consent Statement for the Nominees.

Dr. Eshelman reserves the right to nominate or substitute additional persons if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Nominees.

If elected, the Nominees, together with the current directors, will be responsible for managing the business and affairs of the Company and overseeing the Company’s management, which is responsible for the day-to-day operations of the Company. An investment in the Company includes certain risks. Dr. Eshelman urges stockholders to read and consider the risk factors specific to the Company’s businesses described in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and other documents that have been filed by the Company with the SEC.

Each director of the Company has an obligation under the DGCL to discharge his or her duties as a director on an informed basis, in good faith, with due care and in a manner that the director honestly believes to be in the best interests of the Company and its stockholders. It is possible that circumstances may arise in which the interests of Dr. Eshelman, on the one hand, and the interests of other stockholders of Puma, on the other hand, may differ. In any such case, Dr. Eshelman expects the Nominees to fully discharge their obligations to the Company and its stockholders under Delaware law.

Each of the Nominees has entered into a nominee agreement (the “Nominee Agreements”) pursuant to which Dr. Eshelman has agreed to pay each such Nominee $100,000 in the event that such Nominee serves as a nominee for election to the Board until the conclusion or termination of this Consent Solicitation, and to defend and indemnify such Nominees against, and with respect to, any losses that may be incurred by them in the event they become a party to litigation based on their nomination as candidates for election to the Board and the solicitation of consents in support of their election. Dr. Eshelman will reimburse the Nominees for the fees and disbursements arising in connection with the Consent Solicitation of one external legal counsel to be retained by the Nominees to represent all of them collectively in connection with the Consent Solicitation. The Nominees will not receive any compensation from Dr. Eshelman for their services as directors of the Company if elected. Each of the Nominees, if elected, will be entitled to such compensation from the Company as is consistent with the Company’s established practices for services of non-employee directors, unless and until the Board determines to change such compensation. Except as disclosed above, there are no agreements, arrangements or understandings between or among any of (i) Dr. Eshelman, (ii) each Nominee and (iii) any other person, in each case, pursuant to which the nominations of the Nominees are being made by Dr. Eshelman. The compensation currently paid by the Company to its non-employee directors is described in the Company’s proxy statement for its 2015 annual meeting of stockholders, filed with the SEC on April 30, 2015.

As of the date hereof, Dr. Eshelman beneficially owns 239,000 shares of Common Stock, or approximately 1% of the outstanding shares of Common Stock. Other than Dr. Eshelman, none of the Nominees beneficially owns any securities of the Company.

Proposal 4 is subject to, and conditioned on, the adoption of Proposal 3.

DR. ESHELMAN URGES YOU TO CONSENT TO PROPOSAL 4.

CONSENT PROCEDURES

Section 228 of the DGCL states that, unless the certificate of incorporation of a Delaware corporation otherwise provides, any action required to be taken at any annual or special meeting of stockholders of that corporation, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Consents must also bear the date of the signature of the stockholder who signs the written consent. Puma’s Certificate of Incorporation, as amended (the “Charter”), does not prohibit Puma stockholders from acting by written consent, and Section 8 of Article I of the Bylaws contains a provision consistent with the terms of Section 228 of the DGCL. Accordingly, Puma stockholders may act by written consent.

Section 213(b) of the DGCL provides that the record date for determining the stockholders of a Delaware corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the corporation’s board of directors is required and the board has not fixed a record date, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. The Bylaws provide that if delivery is made to Puma, it is to be made to Puma’s Secretary by hand or by certified or registered mail, return receipt requested.

Article I, Section 5 of the Bylaws provides that the Board may fix a record date, which date may not precede the date upon which the resolution fixing the record date is adopted by the Board and which date may not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Consistent with Section 213(b) of the DGCL, if the Board does not fix a record date, the record date for determining the stockholders entitled to consent to a corporate action in writing without a meeting, when no prior action is required by the DGCL, is the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to Puma by delivery to its registered office in the State of Delaware, its principal location of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

Consents representing a majority of all the shares of Common Stock as of the close of business on the Record Date entitled to be voted at a meeting of stockholders on the Proposals (i.e., a majority of the issued and outstanding shares of Common Stock) are required in order to implement each of the Proposals. According to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2015, as of August 3, 2015, there were 32,310,605 shares of Common Stock outstanding. Dr. Eshelman is not aware of any subsequent issuances of shares of Common Stock by the Company. Based on this information, the consent of the holders of at least 16,155,303 shares of Common Stock is necessary to adopt the Proposals. Abstentions, failures to sign, date and return consent cards, and broker non-votes, if any, will have the same effect as withholding consent.

Under Section 228(c) of the DGCL, no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered, written consents signed by the holders of a sufficient number of shares are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded.

If the Proposals are adopted pursuant to the consent procedures, prompt notice will be given pursuant to Section 228(e) of the DGCL to stockholders who have not executed written consents.

Dr. Eshelman plans to present the results of any successful solicitation with respect to the Proposals to the Company as soon as possible.

Your consent is important. Please sign, date and return the enclosed WHITE consent card in the postage-paid envelope provided. If you fail to return a WHITE consent card or to instruct your broker, dealer, bank, trust company or other nominee to submit a WHITE consent card on your behalf, you will effectively be voting AGAINST the Proposals. YOU MUST SIGN AND DATE THE WHITE CONSENT CARD IN ORDER FOR IT TO BE VALID.

DR. ESHELMAN RECOMMENDS THAT YOU

PROMPTLY CONSENT TO ALL OF THE PROPOSALS.

Revocation of Consents

An executed WHITE consent card may be revoked at any time before the authorized action becomes effective by dating, signing and delivering a written revocation. Revocations may only be made by the record holder that granted such written consent. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a signed and subsequently dated WHITE consent card will constitute a revocation of any earlier consent. The revocation may be delivered to Dr. Eshelman, c/o Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, telephone (877) 869-0171. Although a revocation is effective if delivered to the Company, Dr. Eshelman requests that you mail or deliver either the originals or copies of all revocations of consents to Dr. Eshelman at the address above. This will allow Dr. Eshelman to be aware of all revocations and more accurately determine if and when consents to the Proposals have been received from stockholders as of the Record Date representing a majority of the shares of Common Stock.

If your shares of Common Stock are held in “street name” by a broker, dealer, bank, trust company or other nominee, only it can execute a revocation of a previously executed consent representing your shares of Common Stock and only on receipt of your specific instructions. Accordingly, if you wish to revoke a previously executed consent, you should contact your broker, dealer, bank, trust company or other nominee and give instructions to execute a written revocation on your behalf.

Holders of shares of Common Stock as of the close of business on the Record Date may elect to consent to, withhold consent to or abstain from consenting by marking the “CONSENT,” “CONSENT WITHHELD” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it in the postage-paid envelope provided.

If you hold your shares of Common Stock in more than one account, you will receive a WHITE consent card for each account. To ensure that all of your shares of Common Stock are consented, please sign, date and return the WHITE consent card for each account.

If a stockholder has signed, dated and returned a WHITE consent card but has failed to check a box marked “CONSENT,” “CONSENT WITHHELD” or “ABSTAIN” for any of the Proposals, such stockholder will be deemed to have consented to such Proposal or Proposals, except that such stockholder will not be deemed to have consented to the election of any Nominee, in each case, whose name is written in by such stockholder in the space relating to the applicable Proposal on the WHITE consent card.

Execution and delivery of a WHITE consent card by a record holder of shares of Common Stock will be deemed to be a consent to each proposal with respect to all shares of Common Stock held by such record holder unless the consent specifies otherwise.

Dr. Eshelman recommends that stockholders promptly consent to all of the Proposals. Please sign, date and return the enclosed WHITE consent card in the postage-paid envelope provided. If you fail to return a WHITE consent card or to instruct your broker, dealer, commercial bank, trust company or other nominee to submit a WHITE consent card on your behalf, you will effectively be voting AGAINST the Proposals. YOU MUST SIGN AND DATE THE WHITE CONSENT CARD IN ORDER FOR IT TO BE VALID.

VOTING SECURITIES

According to publicly available information (including the Charter and the Bylaws), the shares of Common Stock constitute the only class of outstanding voting securities of the Company. Accordingly, only holders of shares of Common Stock as of the Record Date are entitled to execute consents. Each share of Common Stock entitles its holder to one vote. There are no cumulative voting rights. According to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2015, as of August 3, 2015, there were 32,310,605 shares of Common Stock outstanding. If you are a stockholder of record as of the Record Date, you will retain your right to grant a consent in favor of the Proposals even if you sell your shares of Common Stock after the Record Date.

CERTAIN INFORMATION REGARDING THE COMPANY

Based on information publicly disclosed by the Company, the Company’s principal executive office is located at 10940 Wilshire Blvd, Suite 600, Los Angeles, CA 90024.

SOLICITATION OF CONSENTS

The initial solicitation of written consents by mail may be supplemented by telephone, fax, e-mail, newspapers and other publications of general distribution, Internet, other electronic communication and personal solicitation by Dr. Eshelman and certain other Participants in the solicitation of written consents. No additional compensation for soliciting written consents will be paid to such Participants for their solicitation efforts.

Dr. Eshelman has retained Okapi Partners LLC (“Okapi”) for solicitation and advisory services in connection with the solicitation of consents, for which Okapi is to receive a fee of up to $            . Up to 24 people may be employed by Okapi in connection with the solicitation of consents. Dr. Eshelman has also agreed to reimburse Okapi for reasonable out-of-pocket expenses and to indemnify Okapi against certain liabilities and expenses, including reasonable legal fees and related charges. Okapi does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Consent Solicitation.

Dr. Eshelman’s expenses related to the solicitation of consents are currently estimated to be approximately $            , of which approximately $             has been incurred to date. Such costs include, among other things, expenditures for attorneys, public relations advisors, proxy solicitors, printing, advertising, postage and other miscellaneous expenses and fees. Dr. Eshelman will bear the entire expense of soliciting consents in connection with the Proposals. Brokers, dealers, commercial banks, trust companies and other nominees will be requested to forward solicitation materials to beneficial owners of shares of Common Stock of the Company. Dr. Eshelman will reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable expenses for sending solicitation material to beneficial owners.

To the extent legally permissible, if successful in the adoption the Proposals, Dr. Eshelman intends to seek reimbursement from the Company for the costs of this Consent Solicitation. Dr. Eshelman does not currently intend to submit the question of such reimbursement to a vote of the stockholders of the Company.

APPRAISAL RIGHTS

Puma stockholders are not entitled to appraisal rights under Delaware law in connection with the Proposals or this Consent Statement.

FORWARD-LOOKING STATEMENTS

This Consent Statement may include forward-looking statements that reflect Dr. Eshelman’s current views with respect to future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Dr. Eshelman’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward-looking statements made in this Solicitation Statement are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Dr. Eshelman will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business, operations or financial condition. Except to the extent required by applicable law, Dr. Eshelman undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

If you have any questions, require assistance in voting your WHITE consent card, or need additional copies of this Consent Statement, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Stockholders Call Toll-Free at: (877) 869-0171

Email: info@okapipartners.com

ANNEX A

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, the Nominees and certain other persons are Participants with respect to Dr. Eshelman’s solicitation of consents. The following sets forth certain information about the persons and entities who are Participants.

Certain Information Concerning the Nominees As Participants

Each Nominee is a citizen of the United States of America. There are no material legal proceedings in which any of the Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or proceedings in which such Nominees or associates have a material interest adverse to the Company or any of its subsidiaries. There are no family relationships among the Nominees or between any of the Nominees and any director or executive officer of the Company.

Except as disclosed in this Annex A or in this Consent Statement, there are no arrangements or understandings between any of the Nominees and any other party pursuant to which any such Nominee was or is to be selected as a director or nominee. Except as disclosed in this Annex A or in this Consent Statement, none of the Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”).

The following table sets forth the names and business addresses of the Nominees, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the Nominees is carried on. The principal occupations or employment of the Nominees are set forth under the caption “The Proposals—Proposal 4—Election of the Nominees.”

Name	Business Address
Fredric N. Eshelman	c/o Eshelman Ventures LLC, 319 N. 3rd Street, Suite 301, Wilmington, NC 28401
James M. Daly	264 W. Stafford Rd Westlake Village, CA 91361
Seth A. Rudnick	13 Aronimink Ln, #5341 Pinehurst, NC 28374
Kenneth B. Lee, Jr.	c/o Hatteras Venture Partners, 280 S. Mangum St., Suite 350, Durham, NC 27701

Compensation of Company Directors

If the Nominees are elected as directors of the Company, the Nominees will be entitled to compensation from Puma as non-employee directors, as may be determined from time to time. According to the Company’s proxy statement for its 2015 annual meeting of stockholders, filed with the SEC on April 30, 2015, all directors, except those who are employees of the Company, receive an option to purchase 30,000 shares of the Company’s Common Stock upon election or appointment to the Board. In addition, each non-employee director who is appointed to serve on a committee in a non-chair capacity receives an option to purchase 10,000 shares of the Company’s Common Stock upon appointment, and non-employee directors who are appointed to serve as the chair of a committee of the Board receive an option to purchase 20,000 shares of Common Stock upon appointment. Each non-employee director receives an annual fee of $50,000 and an annual option to purchase 10,000 shares of the Company’s Common Stock.

A-1

Information Regarding Ownership of Puma Common Stock by Participants

Dr. Eshelman and the Nominees own shares of the Company’s Common Stock, of record and beneficially, as set forth in the table below. No associates of the Nominees own, of record or beneficially, own any shares of Common Stock. None of the Participants or any of their associates owns any shares of Common Stock of record that such person or entity does not own beneficially.

Name	Number of Shares
Fredric N. Eshelman	239,000
Seth A. Rudnick	—
Kenneth B. Lee, Jr.	—
James M. Daly	—

Transactions in Puma Common Securities by the Participants

The following table sets forth information with respect to each purchase and sale of shares of Common Stock that were effectuated by a Participant, or affiliates of a Participant, during the past two years. Except as disclosed in this Consent Statement, none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Miscellaneous Information Concerning the Participants

Except as disclosed in this Annex A or in this Consent Statement, none of the Participants have been involved in any legal proceedings in the preceding ten years described in Item 401(f) of Regulation S-K. Except as described in this Annex A or in this Consent Statement, neither any Participant nor any of his respective associates or affiliates (together, the “Participant Affiliates”), is either a party to any transaction or series of transactions since January 1, 2014, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which Puma or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any Participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or this Consent Statement, no Participant or Participant Affiliate (a) directly or indirectly beneficially owns any securities of the Company or any securities of any subsidiary of the Company, or (b) has had any relationship with the Company in any capacity other than as a stockholder of the Company.

Except as described in this Annex A or in this Consent Statement, no Participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by Puma or any of its affiliates or with respect to any future transactions to which Puma or any of its affiliates will or may be a party.

Except as described in this Annex A or in this Consent Statement, there are no contracts, arrangements or understandings by any Participant or Participant Affiliate since January 1, 2014 with any person with respect to any securities of the Company, including, but not limited to, the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, consents or authorizations.

Except as described in this Annex A or in this Consent Statement, there are no arrangements, agreements or understandings between or among the Participants or between or among Participants and any other persons or entities in connection with the election of the Nominees, and none of the Participants will receive additional compensation in connection with the election of the Nominees. The Nominees may be deemed to have an interest in their election to the Board by virtue of the compensation and indemnification that they will, or will be entitled, to receive from Puma if elected as directors.

A-2

ANNEX B

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF

THE COMPANY

The following information is derived from the Company’s proxy statement for its 2015 annual meeting of stockholders filed with the SEC on April 30, 2015. The applicable percentages are based on 32,146,895 shares of the Company’s Common Stock outstanding as of April 17, 2015, adjusted as required by the rules promulgated by the SEC.

The following table lists the beneficial ownership of Common Stock as of April 17, 2015, by each director and executive officer of Puma and each person or group who, to the best of Dr. Eshelman’s knowledge, beneficially owned more than five percent of the outstanding Common Stock.

Name	Shares Beneficially Owned	Percent of Common Stock
Directors and Named Executive Officers
Alan. H. Auerbach(1)	6,556,249 shares	18.9%

Charles R. Eyler(2)	123,874	*

Richard B. Phillips, Ph.D.(3)	—	—

Richard P. Bryce, MBChB, MRCGP, MFPM(4)	125,562

Thomas R. Malley(5)	228,495	*

Jay M. Moyes(6)	79,166	*

Troy E. Wilson(7)	26,732	*

Stockholders Owning 5% or More

Adage Capital Partners L.P(8)	5,686,668	17.7%

FMR LLC(9)	4,035,436	12.6%

T. Rowe Price Associates, Inc.(10)	2,766,701	8.6%

Capital Research Global Investors(11)	1,944,740	6.0%

(1)	Consists of (i) 4,040,000 shares held by Mr. Auerbach, (ii) 2,116,250 shares exercisable pursuant to an antidilutive warrant held by Mr. Auerbach, and (iii) options to purchase 399,999 shares of the Company’s Common Stock exercisable within 60 days of April 17, 2015.
(2)	Consists solely of options to purchase 123,874 shares of the Company’s common stock exercisable within 60 days of April 17, 2015.
(3)	Dr. Phillips retired from his position as Senior Vice President, Regulatory Affairs, Quality Assurance and Pharmacovigilance on November 4, 2014.
(4)	Consists solely of options to purchase 125,562 shares of the Company’s Common Stock exercisable within 60 days of April 17, 2015.
(5)	Consists of 156,551 shares held by Mr. Malley and options to purchase 71,944 shares of the Company’s Common Stock exercisable within 60 days of April 17, 2015.
(6)	Consists solely of options to purchase 79,166 shares of the Company’s Common Stock exercisable within 60 days of April 17, 2015.
(7)	Consists of 350 shares held in an IRA by Dr. Wilson, 400 shares and 150 shares held in minor accounts for Dr. Wilson’s children and options to purchase 25,832 shares of the Company’s Common Stock exercisable within 60 days of April 17, 2015.
(8)

Pursuant to a Schedule 13G/A dated February 12, 2014, as of December 31, 2013, Adage Capital Partners, L.P. (“ACP”) directly owns 5,686,668 shares of the Company’s Common Stock. Adage Capital Partners GP, L.L.C. (“ACPGP”) is the general partner of ACP. Adage Capital Advisors, L.L.C. (“ACA”) is the managing member of ACPGP. Each of Robert Atchinson and Phillip Gross is a managing member of ACA, a managing member of ACPGP and a general partner of ACP. The Adage Fund, ACPGP, ACA, Robert Atchinson and Phillip Gross each have shared voting power and shared dispositive power with respect to the shares. The address for the Adage Fund is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(9)	Pursuant to a Schedule 13G/A dated February 13, 2015, as of December 31, 2014, FMR LLC, certain of its subsidiaries and affiliates, and other companies beneficially owned 4,035,436 shares of the Company’s Common Stock. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(10)	Pursuant to a Schedule 13G/A dated February 17, 2015, as of December 31, 2014, T. Rowe Price Associates, Inc. has sole dispositive power with respect to 2,766,701 shares of the Company’s Common Stock and sole voting power with respect to 455,450 of such shares. T. Rowe Price Associates, Inc. is a registered investment advisor and a registered investment company and does not serve as custodian of shares of the Company’s Common Stock held by any of its clients; accordingly, only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such shares of the Company’s Common Stock and not more than 5% of the Company’s outstanding shares of Common Stock is owned by any one client subject to the investment advice of T. Rowe Price Associates, Inc. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(11)	Pursuant to a Schedule 13G dated February 11, 2015, as of December 31, 2014, Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”), was deemed to be the beneficial owner of 1,944,740 shares of the Company’s Common Stock as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

PRELIMINARY FORM OF CONSENT CARD DATED OCTOBER 28, 2015—SUBJECT TO

COMPLETION

CONSENT CARD

Consent of the Stockholders of Puma Biotechnology, Inc.

To Action Without a Meeting

THIS CONSENT IS SOLICITED BY

FREDRIC N. ESHELMAN, PHARM.D.

WITH RESPECT TO

PUMA BIOTECHNOLOGY, INC.

AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF

PUMA BIOTECHNOLOGY, INC.

Unless otherwise indicated below, the undersigned hereby consents pursuant to Section 228 of the General Corporation Law of the State of Delaware, as amended, with respect to all shares of common stock, par value $0.0001 per share, of Puma Biotechnology, Inc., a Delaware corporation (“Puma” or the “Company”), held by the undersigned as of the record date for determining shares entitled to consent, to the taking of the following actions by written consent and without a meeting of the Company’s stockholders:

Proposal 4 is subject to, and conditioned on, the approval of Proposal 3.

DR. ESHELMAN RECOMMENDS THAT YOU PROMPTLY CONSENT

TO ALL OF THE PROPOSALS BELOW.

1.	Proposal 1 (Repeal Amendments to the Bylaws)

RESOLVED, that any changes to the Bylaws of Puma Biotechnology, Inc. as filed with the Securities and Exchange Commission on September 14, 2007 be and are hereby repealed.

☐ CONSENT	☐ CONSENT WITHHELD	☐ ABSTAIN

IF THIS CONSENT IS SIGNED AND RETURNED, BUT NO BOX IS MARKED ABOVE WITH RESPECT TO PROPOSAL 1, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO PROPOSAL 1.

2.	Proposal 2 (Removal of Directors)

RESOLVED, that each person, if any, elected, appointed or designated by the board of directors of Puma Biotechnology, Inc. (or any committee thereof) on or after                     , 2015 and prior to the effectiveness of this resolution to become a member of the board of directors of Puma Biotechnology, Inc. (including at any future time or upon any event), be and hereby is removed as a member of the board of directors of Puma Biotechnology, Inc.

☐ CONSENT	☐ CONSENT WITHHELD	☐ ABSTAIN

IF THIS CONSENT IS SIGNED AND RETURNED, BUT NO BOX IS MARKED ABOVE WITH RESPECT TO PROPOSAL 2, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO PROPOSAL 2.

3.	Proposal 3 (Increase the Size of the Board)

RESOLVED, that the board of directors of Puma Biotechnology, Inc. shall consist of nine (9) members.

☐ CONSENT	☐ CONSENT WITHHELD	☐ ABSTAIN

IF THIS CONSENT IS SIGNED AND RETURNED, BUT NO BOX IS MARKED ABOVE WITH RESPECT TO PROPOSAL 3, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO PROPOSAL 3.

4.	Proposal 4 (Election of the Nominees)

RESOLVED, that each of the following four (4) individuals is elected to serve as a director of Puma Biotechnology, Inc.: Fredric N. Eshelman, James M. Daly, Seth A. Rudnick, and Kenneth B. Lee, Jr.

☐ CONSENT	☐ CONSENT WITHHELD	☐ ABSTAIN

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE PERSONS NAMED IN PROPOSAL 4, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL 4, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW. NOTE THAT STRIKING A NOMINEE’S NAME FROM THE ABOVE PROPOSAL, WITHOUT MORE, WILL NOT BE DEEMED TO BE A WITHHELD CONSENT FROM OR ABSTENTION WITH RESPECT TO SUCH NOMINEE’S ELECTION.

IF THIS CONSENT IS SIGNED AND RETURNED, BUT NO BOX IS MARKED ABOVE WITH RESPECT TO PROPOSAL 4, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO PROPOSAL 4 EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY PERSON WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED ABOVE.

IN THE ABSENCE OF CONTRARY INSTRUCTIONS, OR IF NO INSTRUCTIONS ARE GIVEN, THE UNDERSIGNED HEREBY CONSENTS TO EACH PROPOSAL LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE SIGNED AND DATED.

The invalidity, illegality or unenforceability of any particular provision of this Consent shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

IN WITNESS WHEREOF, the undersigned Stockholder has executed this written consent on the date stated below and consents to foregoing actions as specified above. The Stockholder further instructs that any nominee holder of the shares beneficially owned by Stockholder shall execute a written consent on behalf of the Stockholder to cause the foregoing action to be effectuated.

Signed and Dated: 2015

Exact name(s) in which shares are held

Signature of Stockholder

Signature of Stockholder (if held jointly)

Name of Signatory (if entity stockholder)

Title(s) of Signatory

Please sign exactly as your name or names appear on the stock certificate or on the attached label. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE PROMPTLY SIGN, DATE AND RETURN THIS WHITE CONSENT

CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.